Exhibit 3.1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MEAD JOHNSON NUTRITION COMPANY

The undersigned, William P’Pool, certifies that he is the Senior Vice President, General Counsel and Secretary of Mead Johnson Nutrition Company, a corporation organized and existing under the laws of Delaware, and does hereby further certify as follows:

(1) The name of the Corporation is MEAD JOHNSON NUTRITION COMPANY (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on December 17, 2008.

(2) The name under which the Corporation was originally incorporated is: MEAD JOHNSON NUTRITION COMPANY.

(3) An Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”) was filed with the Secretary of the State of Delaware on February 10, 2009 amending and restating the original Certificate of Incorporation of the Corporation.

(4) This Second Amended and Restated Certificate of Incorporation of the Corporation amends and restates the Restated Certificate of Incorporation.

(5) This Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

(6) This Second Amended and Restated Certificate of Incorporation of the Corporation will be effective upon its filing with the Secretary of State of the State of Delaware.

(7) Pursuant to Sections 228, 242 and 245 of the DGCL, the text of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

ARTICLES

FIRST: The name of the corporation is MEAD JOHNSON NUTRITION COMPANY (hereinafter called the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

FOURTH: The total number of shares of capital stock that the Corporation is authorized to issue is 3,300,000,000 shares, consisting of (i) 3,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 300,000,000 shares of preferred stock, $0.01 per share (the “Preferred Stock”).

A. Common Stock. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Except as otherwise required by law or this Second Amended and Restated Certificate of Incorporation of the Corporation, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters on which holders of Common Stock are entitled to vote. Subject to the DGCL and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation (the “Board”) in its discretion shall determine. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d) the dates on which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or any other class or series;

(j) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(k) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

C. Reclassification. Immediately upon the filing of this Second Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Effective Time”), each share of Class A Common Stock, par value $0.01 per share, of the Corporation (the “Old Common Stock”) issued and outstanding as of the Effective Time shall be automatically reclassified as and converted into one share of Common Stock (the “Reclassification”). The Reclassification shall be deemed to occur at the Effective Time, regardless of when any certificate previously representing such shares of Old Common Stock (if such shares are held in certificated form) are physically surrendered to the Corporation in exchange for certificates representing Common Stock. Each certificate outstanding immediately prior to the Effective Time representing shares of Old Common Stock shall, until surrendered to the Corporation in exchange for a certificate representing such new number of shares of Common Stock, automatically represent from and after the Effective Time the same number of shares of Common Stock. All shares of Common Stock outstanding after the Reclassification shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law. The number of the directors of the Corporation shall be fixed from time to time by the Board.

Any vacancy on the Board that results from an increase in the number of directors, from the death, disability, resignation, disqualification, removal of any director or from any other cause shall be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next annual meeting of the stockholders and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, disability, resignation, disqualification or removal.

Any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the shares representing not less than a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation at any annual or special meeting of the stockholders.

Pursuant to the By-laws of the Corporation, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

SIXTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH: To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article SEVENTH shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article SEVENTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any person who is or was a director or officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Corporation shall, to the fullest extent permitted by the DGCL, advance all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by any director or officer within 15 days of presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil or criminal, administrative or investigative, so long as the Corporation receives from such director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the DGCL. Such obligation to advance costs and expenses shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross-claims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Corporation shall have the right to approve the party making such undertaking.

The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to advancement of expenses to any employee or agent of the Corporation up to the extent that the provisions of this Article EIGHTH permit the indemnification and advancement of expenses of directors and officers of the Corporation.

Any repeal or modification of this Article EIGHTH shall not adversely affect any right to indemnification or to advancement of expenses of any person existing at the time of such repeal or modification with respect to any matters occurring prior to such repeal or modification.

NINTH: The Corporation expressly elects to be governed by Section 203 of the DGCL.

TENTH: Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

The By-laws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

ELEVENTH: Subject to the terms of any series of Preferred Stock, special meetings of the stockholders may be called at any time only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the chairman of the Board.

TWELFTH: The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation of the Corporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article SEVENTH and Article EIGHTH, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation of the Corporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

THIRTEENTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the By-laws of the Corporation by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by written consent. The By-Laws of the Corporation may also be altered, amended or repealed, in whole or in part, and new By-laws of the Corporation may be adopted by the affirmative vote of the shares representing not less than a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation at any annual or special meeting of the stockholders.

FOURTEENTH: As used in this Second Amended and Restated Certificate of Incorporation of the Corporation, the term “person” shall mean a natural person, corporation, limited liability company, partnership, joint venture, association or legal entity of any kind.

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation of the Corporation as of this 7th day of January, 2010.

By:	/s/ William P’Pool
Name:	William P’Pool
Title:	Sr. VP & Gen. Counsel